Exhibit 4.2

                                Essex Corporation
                        2004 Employee Stock Purchase Plan
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    ESSEX CORPORATION
                        2004 EMPLOYEE STOCK PURCHASE PLAN

         The following constitute the provisions of the 2004 Employee Stock Purchase Plan of Essex Corporation.

         1. PURPOSE. The purpose of the Plan is to provide Employees of the Company and its Designated Parents or Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions and direct payments. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code and the applicable regulations thereunder. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

         2. DEFINITIONS. AS USED HEREIN, THE FOLLOWING DEFINITIONS SHALL APPLY:

                  a. "ADMINISTRATOR" means either the Board or a committee of the Board that is responsible for the administration of the Plan as is designated from time to time by resolution of the Board.

                  b. "APPLICABLE LAWS" means the legal requirements relating to the administration of employee stock purchase plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code and the applicable regulations thereunder, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to participation in the Plan by residents therein.

                  c. "BOARD" means the Board of Directors of the Company.

                  d. "CODE" means the Internal Revenue Code of 1986, as amended.

                  e. "COMMON STOCK" means the common stock of the Company.

                  f. "COMPANY" means Essex Corporation, a Virginia corporation.

                  g. "COMPENSATION" means an Employee's base salary from the Company or one or more Designated Parents or Subsidiaries, including such amounts of base salary as are deferred by the Employee (i) under any qualified or non-qualified cash or deferred arrangement established by the Company or any Parent or Subsidiary of the Company whether or not described in Section 401(k) of the Code, or (ii) to a plan qualified under Section 125 of the Code. Compensation does not include overtime, bonuses, annual awards, other incentive payments, reimbursements or other expense allowances, fringe benefits (cash or noncash), moving expenses, contributions (other than contributions described in the first sentence) made on the Employee's behalf by the Company or one or more Designated Parents or Subsidiaries under

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any employee benefit or welfare plan now or hereafter established, and any other payments not specifically referenced in the first sentence.

                  h.  "CORPORATE   TRANSACTION"   means  any  of  the  following
transactions:

                           (1) a merger or consolidation in which the Company is
not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

                           (2) the sale, transfer or other disposition of all or
substantially all of the assets of the Company;

                           (3) the complete liquidation or dissolution of the
Company;

                           (4) any reverse merger or series of related
transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than forty percent (40%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction; or

                           (5) acquisition in a single or series of related
transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

                  i "DESIGNATED PARENTS OR SUBSIDIARIES" means the Parents or Subsidiaries which have been designated by the Administrator from time to time as eligible to participate in the Plan.

                  j.   "EFFECTIVE   DATE"  means  the  date  determined  by  the
Administrator.

                  k. "EMPLOYEE" means any individual, including an officer or director, who is an employee of the Company or a Designated Parent or Subsidiary for purposes of Section 423 of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the individual's employer. Where the period of leave exceeds ninety (90) days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the ninety-first (91st) day of such leave, for purposes of determining eligibility to participate in the Plan.

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                  l. "EXCHANGE  ACT" means the Securities  Exchange Act of 1934, as amended.

                  m. "FAIR MARKET VALUE" means, as of any date, the value of Common Stock determined as follows:

                           (1) If the Common Stock is listed on one or more
established stock exchanges or national market systems, including without limitation The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                           (2) If the Common Stock is regularly quoted on an
automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

                           (3) In the absence of an established market for the
Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

                  n. "PARENT" means a "parent corporation" of the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.

                  o.   "PARTICIPANT"   means  an  Employee  of  the  Company  or
Designated Parent or Subsidiary who is automatically enrolled in the Plan pursuant to Section 5(a).

                  p. "PLAN" means this 2004 Employee Stock Purchase Plan.

                  q. "PURCHASE DATE" means the last day of each Purchase Interval. Purchase Dates shall occur on each March 31, June 30, September 30 and December 31. The first Purchase Date for the Plan shall be September 30, 2004, unless a later date is determined by the Administrator.

                  r. "PURCHASE INTERVAL" means a Purchase Interval established pursuant to Section 4.

                  s. "PURCHASE PRICE" shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Purchase Date.

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                  t.  "RESERVES"  means, as of any date, the number of shares of
Common Stock which have been authorized for issuance under the Plan but not then subject to an outstanding option.

                  u. "SUBSIDIARY" means a "subsidiary corporation" of the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

         3.       ELIGIBILITY.

                  a. GENERAL. Any individual who is an Employee shall be eligible to participate in the Plan. Employees who are subject to rules or laws of a foreign jurisdiction that prohibit or make impractical the participation of such Employees in the Plan shall not be eligible to participate in the Plan. No individual who is not an Employee shall be eligible to participate in the Plan.

                  b. LIMITATIONS ON GRANT AND ACCRUAL. Any provisions of the Plan to the contrary notwithstanding, no Employee shall be permitted to purchase shares under the Plan if, immediately prior to purchase, (i) such Employee (taking into account stock owned by any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Parent or Subsidiary, or (ii) such Employee's rights to purchase stock under all employee stock purchase plans of the Company and its Parents or Subsidiaries exceed Twenty-Five Thousand Dollars (US$25,000) worth of stock (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year. The determination of the accrual of the right to purchase stock shall be made in accordance with Section 423(b)(8) of the Code and the regulations thereunder.

         4. PURCHASE INTERVALS.

                  a. Initially, the Plan shall be implemented through consecutive Purchase Intervals of three (3) months' duration commencing each January 1, April 1, July 1 and October 1 following the Effective Date (except that the initial Purchase Interval shall commence on the Effective Date and the first Purchase Date for the Plan shall be September 30, 2004, unless a later date is determined by the Administrator). However, the Administrator may provide for shorter or longer Purchase Intervals and may specify one or more additional Purchase Dates within Purchase Intervals. The maximum duration of a Purchase Interval shall be twenty-seven (27) months. Participants shall purchase shares on the applicable Purchase Dates until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated in accordance with
Section 19 hereof.

                  b. Except as specifically provided herein, the acquisition of Common Stock on any Purchase Date through participation in the Plan shall neither limit nor require the acquisition of Common Stock by a Participant on any subsequent Purchase Date.

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         5.       PARTICIPATION.

                  a. GENERAL. All Employees eligible to participate in the Plan as of the Effective Date shall automatically become Participants in the initial Purchase Interval and be eligible to purchase shares of Common Stock on the Purchase Date of the initial Purchase Interval. All Employees eligible to participate in the Plan as of the first day of subsequent Purchase Intervals shall automatically become Participants in such Purchase Intervals and be eligible to purchase shares of Common Stock on the Purchase Date of such Purchase Intervals. Notwithstanding the automatic participation in the Purchase Intervals by all eligible Employees, no shares of Common Stock shall be purchased on behalf of a Participant on the Purchase Date of a Purchase Interval unless a Participant has filed a subscription agreement in accordance with
Section 6 hereof.

                  b. PURCHASE OF SHARES. An eligible Employee may purchase shares of Common Stock by completing a subscription agreement in the form of
Exhibit 1 to this Plan (or such other form or method (including electronic forms) as the Administrator may designate from time to time) and filing it (as well as a direct payment, if applicable) with the Company at least three (3) business days prior to the next Purchase Date, unless a later time for filing the subscription agreement is set by the Administrator for all eligible Employees with respect to a given Purchase Date.

         6. PAYROLL DEDUCTIONS AND DIRECT PAYMENT.

                  a. At the time a Participant files a subscription agreement, the Participant may elect to have payroll deductions made during the Purchase Interval in either (i) amounts between one percent (1%) and not exceeding ten percent (10%) of the Compensation which the Participant receives during the Purchase Interval or (ii) fixed dollar amounts not exceeding ten percent (10%) of the Compensation which the Participant receives during the Purchase Interval. All payroll deductions made for a Participant shall be credited to the Participant's account under the Plan and will be withheld in either whole percentages or whole dollar amounts. Payroll deductions shall commence with the first partial or full payroll period beginning after the Participant's submission of a subscription agreement and shall end on the last complete payroll period prior to a Purchase Date, unless sooner terminated by the Participant as provided in Section 10.

                  b. A Participant may make one or more direct payments into his or her account by completing and filing with the Company either (i) a subscription agreement in the form of Exhibit 1 to this Plan or (ii) a notice in the form of Exhibit 2 to this Plan (or such other form or method (including electronic forms) as the Administrator may designate from time to time) designating the amount of the direct payment. Notwithstanding the foregoing, the total amount of the direct payment(s) and the payroll deductions pursuant to
Section 6(a) may not exceed ten percent (10%) of the Compensation which the Participant receives during the Purchase Interval.

                  c. A Participant may discontinue participation in a Purchase Interval as provided in Section 10, or may increase or decrease the rate of payroll deductions during the Purchase Interval by completing and filing with the Company a notice in the form of Exhibit 2 to

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this Plan (or such  other  form or method  (including  electronic  forms) as the
Administrator may designate from time to time) authorizing an increase or decrease in the payroll deduction rate. Any increase or decrease in the rate of a Participant's payroll deductions shall be effective with the first full payroll period commencing ten (10) business days after the Company's receipt of such notice unless the Company elects to process a given change in participation more quickly. A Participant's subscription agreement (as modified by any subsequently filed notice) shall remain in effect for successive Purchase Dates unless terminated as provided in Section 10. The Administrator shall be authorized to limit the number of payroll deduction rate changes during any Purchase Interval.

                  d. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a Participant's payroll deductions shall be decreased to 0% or zero dollars and one or more direct payments made by the Participant pursuant to Section 6(b) may be rejected by the Administrator and returned to the Participant. Payroll deductions shall recommence at the rate provided in such Participant's subscription agreement, as amended, at the time when permitted under Section 423(b)(8) of the Code and Section 3(b) herein, unless such participation is sooner terminated by the Participant as provided in Section 10.

         7. MAXIMUM SHARE PURCHASE. On a Purchase Date, each Participant may purchase (at the applicable Purchase Price) no more than two hundred and fifty
(250) shares of Common Stock, subject to adjustment as provided in Section 18 hereof; provided that such purchase of shares shall be subject to the limitations set forth in Sections 3(b), 6 and 12 hereof. The purchase of shares on the applicable Purchase Date shall occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10.

         8. PURCHASE OF SHARES. Unless a Participant withdraws from a Purchase Interval as provided in Section 10, below, shares of Common Stock will be automatically purchased for a Participant on each Purchase Date, by applying the accumulated payroll deductions and direct payments (if any) in the Participant's account to purchase the number of full shares determined by dividing such Participant's payroll deductions and direct payments (if any) accumulated prior to such Purchase Date and retained in the Participant's account as of the Purchase Date by the applicable Purchase Price. No fractional shares will be purchased; any amount remaining in a Participant's account which is not sufficient to purchase a full share shall be carried over to the next Purchase Date or returned to the Participant, if the Participant withdraws from the Plan. Notwithstanding the foregoing, any amount remaining in a Participant's account following the purchase of shares on the Purchase Date due to the application of
Section 423(b)(8) of the Code or Section 7, above, shall be returned to the Participant and shall not be carried over to the next Purchase Date.

         9. DELIVERY AND SALE OF SHARES. Within ten (10) calendar days after the applicable Purchase Date, the Company will deliver the Shares purchased on such Purchase Date to the Participant's account maintained by the Company's designated broker. In no event may a Participant sell Shares acquired on a Purchase Date prior to the delivery of such Shares to the Participant's account maintained by the Company's designated broker.

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         10. WITHDRAWAL; TERMINATION OF EMPLOYMENT.

                  a. A Participant may either (i) withdraw all but not less than all the payroll deductions and direct payments (if any) credited to the Participant's account and not yet used to purchase shares under a Purchase Interval or (ii) terminate future payroll deductions, but allow accumulated payroll deductions and prior direct payments (if any) to be used to purchase shares on the next Purchase Date at any time by giving written notice to the Company in the form of Exhibit 2 to this Plan (or such other form or method (including electronic forms) as the Administrator may designate from time to time). If the Participant elects withdrawal alternative (i) described above, all of the Participant's payroll deductions and direct payments (if any) credited to the Participant's account will be paid to such Participant as promptly as practicable after receipt of notice of withdrawal and no further payroll deductions for the purchase of shares will be made during the Purchase Interval; provided that notice in the form of Exhibit 2 to this Plan (or such other form or method (including electronic forms) as the Administrator may designate from time to time) is delivered to the Company at least ten (10) business days prior to the next Purchase Date. If the Participant elects withdrawal alternative (ii) described above, no further payroll deductions for the purchase of shares will be made during the Purchase Interval, all of the Participant's payroll deductions and direct payments (if any) credited to the Participant's account will be applied to the purchase of shares on the next Purchase Date (subject to Sections 3(b), 6, 7 and 12) and all remaining accumulated payroll deduction amounts shall be returned to the Participant. If a Participant withdraws from a Purchase Interval, payroll deductions will not resume at the beginning of the succeeding Purchase Interval unless the Participant delivers to the Company a new subscription agreement.

                  b. Upon termination of a Participant's employment relationship (as described in Section 2(k)) at any time, the payroll deductions and direct payments (if any) credited to such Participant's account during the Purchase Interval but not yet used to purchase shares will be applied to the purchase of Common Stock on the next Purchase Date, unless the Participant (or in the case of the Participant's death, the person or persons entitled to the Participant's account balance under Section 14) withdraws from the Plan by submitting a notice in accordance with subsection (a) of this Section 10. In such a case, the payroll deductions and direct payments (if any) credited to such Participant's account during the Purchase Interval but not yet used to purchase shares will be returned to such Participant or, in the case of his/her death, to the person or persons entitled thereto under Section 14.

         11. INTEREST. No interest shall accrue on the payroll deductions and direct payments (if any) credited to a Participant's account under the Plan.

         12.      STOCK.

                  a. The maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be one million (1,000,000) shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18. With respect to any amendment to increase the total number of shares of Common Stock under the Plan, the Administrator shall have discretion to disallow the purchase of any increased shares of Common Stock for the Purchase Interval in existence at the time of such increase. If the Administrator determines that on a given Purchase Date the number of shares that may be purchased may

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exceed  the  number  of  shares  then  available  for  sale  under  the Plan the
Administrator may make a pro rata allocation of the shares remaining available for purchase on such Purchase Date. Any amount remaining in a Participant's payroll account following such pro rata allocation shall be returned to the Participant and shall not be carried over to any future Purchase Date, as determined by the Administrator.

                  b. Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse, as designated in the Participant's subscription agreement.

         13. ADMINISTRATION. The Plan shall be administered by the Administrator which shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Any question or dispute regarding the administration or interpretation of the Plan shall be submitted by the Participant or by the Company to the Administrator. The resolution of such question or dispute as well as every finding, decision and determination made by the Administrator shall, to the full extent permitted by Applicable Law, be final and binding upon all persons.

         14. DESIGNATION OF BENEFICIARY.

                  a.  Each  Participant  will file a  written  designation  of a beneficiary who is to receive any shares and cash, if any, from the Participant's account under the Plan in the event of such Participant's death. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

                  b. Such designation of beneficiary may be changed by the Participant (and the Participant's spouse, if any) at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living (or in existence) at the time of such Participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Administrator), the Administrator shall deliver such shares and/or cash to the spouse (or domestic partner, as determined by the Administrator) of the Participant, or if no spouse (or domestic partner) is known to the Administrator, then to the issue of the Participant, such distribution to be made per stirpes (by right of representation), or if no issue are known to the Administrator, then to the heirs at law of the Participant determined in accordance with Section 27.

         15. TRANSFERABILITY. No payroll deductions or direct payments credited to a Participant's account or any rights with regard to the purchase of shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Administrator may, in its sole discretion, treat such act as an election to withdraw funds in accordance with Section 10.

         16. USE OF FUNDS. All payroll deductions and direct payments (if any) received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the

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Company shall not be obligated to segregate  such payroll  deductions and direct payments (if any) or hold them exclusively for the benefit of Participants. All payroll deductions and direct payments (if any) received or held by the Company may be subject to the claims of the Company's general creditors. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Designated Parent or Subsidiary and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant's creditors in any assets of the Company or a Designated Parent or Subsidiary. The Participants shall have no claim against the Company or any Designated Parent or Subsidiary for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

         17. REPORTS. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to Participants at least annually, which statements will set forth the amounts of payroll deductions and direct payments (if any), the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

         18. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION; CORPORATE TRANSACTIONS.

                  a. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. Subject to any required action by the stockholders of the Company, the Reserves, the maximum number of shares that may be purchased on any Purchase Date, as well as any other terms that the Administrator determines require adjustment may be proportionately adjusted for (i) any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, (ii) any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment, if any, shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to the Reserves.

                  b. CORPORATE TRANSACTIONS. In the event of a proposed Corporate Transaction, each stock purchase right under the then existing Purchase Interval under the Plan shall be assumed by such successor corporation or a parent or subsidiary of such successor corporation, unless the Administrator, in the exercise of its sole discretion and in lieu of such assumption, determines to shorten the Purchase Interval then in progress by setting a new Purchase Date (the

"New Purchase Date"). If the Administrator shortens the Purchase Interval then in progress in lieu of assumption in the event of a Corporate Transaction, the Administrator shall notify each Participant in writing at least ten (10) business days prior to the New Purchase Date, that the Purchase Date has been changed to the New Purchase Date and that EITHER:

                           (1) the Participant will purchase shares on the New
Purchase Date, unless prior to such date the Participant has withdrawn from the Purchase Interval as provided in Section 10; or

                           (2) the Company shall pay to the Participant on the
New Purchase Date an amount in cash, cash equivalents, or property as determined by the Administrator that is equal to the excess, if any, of (i) the Fair Market Value of the shares over (ii) the Purchase Price due had the Participant purchased shares under Subsection (b)(1) above. In addition, all remaining accumulated payroll deduction amounts and direct payments (if any) shall be returned to the Participant.

                  c. For purposes of Subsection 18, a stock purchase right under the then existing Purchase Interval under the Plan shall be deemed to be assumed if, in connection with the Corporate Transaction, the stock purchase right is replaced with a comparable stock purchase right with respect to shares of capital stock of the successor corporation or Parent thereof. The determination of comparability shall be made by the Administrator prior to the Corporate Transaction and its determination shall be final, binding and conclusive on all persons.

         19. AMENDMENT OR TERMINATION.

                  a. The Administrator may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no such termination can adversely affect the purchase rights of a Participant with respect to the then existing Purchase Interval under the Plan, provided that the Plan or then existing Purchase Interval may be terminated by the Administrator establishing an earlier Purchase Date with respect to the Purchase Interval then in progress if the Administrator determines that the termination of the Plan or such Purchase Interval is in the best interests of the Company and its stockholders. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other Applicable Law), the Company shall obtain stockholder approval of any amendment in such a manner and to such a degree as required.

                  b. Without  stockholder  consent,  the Administrator  shall be entitled to limit the frequency and/or number of changes in the amount withheld during Purchase Intervals, determine the length of any future Purchase Intervals, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable and which are consistent with the Plan, in each case to the extent consistent with the requirements of Code Section 423 and other Applicable Laws.

         20. NOTICES. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Administrator at the location, or by the person, designated by the Administrator for the receipt thereof.

         21. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued under the Plan unless the purchase and the issuance and delivery of such shares shall comply with all Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the purchase of shares on a Purchase Date, the Company may require the Participant to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned Applicable Laws or is otherwise advisable. In addition, no shares shall be purchased hereunder before the Plan shall have been approved by stockholders of the Company as provided in Section 23.

         22. TERM OF PLAN. The Plan shall become effective upon its approval by the stockholders of the Company. It shall continue in effect for a term of twenty (20) years unless sooner terminated under Section 19.

         23. NO EMPLOYMENT RIGHTS. The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company or a Designated Parent or Subsidiary, and it shall not be deemed to interfere in any way with such employer's right to terminate, or otherwise modify, an employee's employment at any time.

         24. NO EFFECT ON RETIREMENT AND OTHER BENEFIT PLANS. Except as specifically provided in a retirement or other benefit plan of the Company or a Designated Parent or Subsidiary, participation in the Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Designated Parent or Subsidiary, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a "Retirement Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

         25. EFFECT OF PLAN. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

         26. GOVERNING LAW. The Plan is to be construed in accordance with and governed by the internal laws of the State of Maryland without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Maryland to the rights and duties of the parties, except to the extent the internal laws of the State of Maryland are superseded by the laws of the United States. Should any provision of the Plan be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

         27. VENUE AND WAIVER OF JURY TRIAL. The Company and the Participant, or their respective successors (the "parties") agree that any suit, action, or proceeding arising out of or relating to the Plan shall be brought in the United States District Court for the District of Maryland (or should such court lack jurisdiction to hear such action, suit or proceeding, in a Maryland state court in the County of Howard) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR
PROCEEDING. If any one or more provisions of this Section 27 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

                                    EXHIBIT 1
                             Essex Corporation 2004 Employee Stock Purchase Plan
                                                          SUBSCRIPTION AGREEMENT

1. PERSONAL INFORMATION. All shares of the Company's Common Stock purchased under the Essex Corporation 2004 Employee Stock Purchase Plan (the "ESPP") must be registered in the Employee's name. Please complete your personal information requested below.

     Shares may also be registered in the name of the Employee's spouse. Complete the information about your spouse ONLY IF YOU WOULD LIKE YOUR SPOUSE TO BE REGISTERED AS THE JOINT OWNER OF ANY COMMON STOCK OF THE COMPANY THAT YOU PURCHASE UNDER THE ESPP. PLEASE PRINT CLEARLY:

     Your Legal Name __________________________________________________________
                          (Last) (First) (MI)           Location         Depart

     Street Address____________________________________________________________
                                                               Daytime Telephone

     City, State/Country, Zip__________________________________________________
                                                                  E-Mail Address

     Social Security No. __ __ __ - __ __ - __ __ __ __

     Employee I.D. No. ____________  _________________________________
                                     Manager             Mgr.
     Location

     Legal Name  of Spouse_____________________________________________________
                            (Last)              (First)           (MI)

     Street Address____________________________________________________________
                                                               Daytime Telephone

     City, State/Country, Zip__________________________________________________
                                                                  E-Mail Address

     Social Security No. __ __ __ - __ __ - __ __ __ __

2. ELIGIBILITY. Any Employee who does not hold (directly or indirectly) five percent (5%) or more of the combined voting power of the Company, a parent or a subsidiary, whether in stock or options to acquire stock is eligible to participate in the ESPP; provided, however, that Employees who are subject to the rules or laws of a foreign jurisdiction that prohibit or make impractical the participation of such Employees in the ESPP are not eligible to participate.

3. DEFINITIONS.Each capitalized term in this Subscription Agreement shall have the meaning set forth in the ESPP.

4. SUBSCRIPTION.I hereby subscribe to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the ESPP. I have received a complete copy of the ESPP and a prospectus describing the ESPP and understand that my participation in the ESPP is in all respects subject to the terms of the ESPP. The effectiveness of this Subscription Agreement is dependent on my eligibility to participate in the ESPP.

5. PAYROLL DEDUCTION AUTHORIZATION/DIRECT PAYMENT. I hereby authorize payroll deductions from my Compensation during the Purchase Interval in either (a) the percentage specified below OR (b) the whole dollar amount specified below (payroll deductions may not exceed 10% of Compensation nor the limitation under Section 423(b)(8) of the Code and the regulations thereunder):

     Percentage to be Deducted
     (circle one)             1%   2%   3%   4%   5%   6%   7%   8%   9%   10%


     Dollar Amount to be Deducted
     (whole dollars only)          $
                                    -----------

     Alternatively or in addition to the payroll deductions authorized above, I hereby submit the following amount as a direct payment to my account to be used to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the ESPP:

     $
      ------------

     The total of payroll deductions authorized above and the direct payment submitted herewith (if any) may not exceed 10% of Compensation nor the limitation under Section 423(b)(8) of the Code and the regulations thereunder. Any direct payments in excess of 10% of Compensation or the limitation under Section 423(b)(8) of the Code shall be returned to me.

     I understand that the Company is not obligated to segregate my payroll deductions and direct payments (if any) or hold them exclusively for my benefit.

6. ESPP ACCOUNTS AND PURCHASE PRICE. I understand that all payroll deductions and direct payments (if any) will be credited to my account under the ESPP. No interest will be credited on funds held in the account at any time including any refund of the account caused by withdrawal from the ESPP. All payroll deductions and direct payments (if any) shall be accumulated for the purchase of Company Common Stock at the applicable Purchase Price determined in accordance with the ESPP.


7. WITHDRAWAL AND CHANGES IN PAYROLL DEDUCTION. I understand that I may discontinue my participation with respect to a particular Purchase Interval at any time prior to the applicable Purchase Date as provided in Section 10 of the ESPP, but if I do not withdraw from the ESPP, any accumulated payroll deductions and prior direct payments will be applied automatically to purchase Company Common Stock. I may increase or decrease the rate of my payroll deductions on only one occasion during any Purchase Interval by completing and timely filing a Change of Status or Direct Payment Notice. Any increase or decrease will be effective for the first full payroll period commencing no fewer than ten (10) business days following the Company's receipt of the Change of Status or Direct Payment Notice.

8. PERPETUAL SUBSCRIPTION. I understand that this Subscription Agreement shall remain in effect for successive Purchase Intervals until I withdraw from participation in a particular Purchase Interval, or termination of the ESPP.

9. TAXES. I have reviewed the ESPP prospectus discussion of the federal tax consequences of participation in the ESPP and consulted with tax consultants as I deemed advisable prior to my participation in the ESPP. I hereby agree to notify the Company in writing within thirty (30) days of any disposition (transfer or sale) of any shares purchased under the ESPP if such disposition occurs within two (2) years of the first day of the Purchase Interval during which the shares were purchased or within one (1) year of the Purchase Date (the date I purchased such shares), and I will make adequate provision to the Company for foreign, federal, state or other tax withholding obligations, if any, which arise upon the disposition of the shares. In addition, the Company may withhold from my Compensation any amount necessary to meet applicable tax withholding obligations incident to my participation in the ESPP, including any withholding necessary to make available to the Company any tax deductions or benefits contingent on such withholding.

10. ADMINISTRATION AND INTERPRETATION. I agree that any question or dispute regarding the administration or interpretation of the Plan shall be submitted by me or by the Company to the Administrator. I further agree that the resolution of such question or dispute by the Administrator shall be final and binding on all persons.

11. VENUE AND WAIVER OF JURY TRIAL. The Company and I, or our respective successors (the "parties") agree that any suit, action, or proceeding arising out of or relating to the Plan shall be brought in the United States District Court for the District of Maryland (or should such court lack jurisdiction to hear such action, suit or proceeding, in a Maryland state court in the County of Howard) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 11 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

12. DESIGNATION OF BENEFICIARY.In the event of my death, I hereby designate the following person or trust as my beneficiary to receive all payments and shares due to me under the ESPP:
      _________ I am single         ___________  I am married

     Beneficiary (please print) __________________ Relationship to Beneficiary (if any)
                               (Last) (First) (MI)

     Street Address ___________________________________________________________

     City, State/Country, Zip _________________________________________________

13. TERMINATION OF ESPP. I understand that the Company has the right, exercisable in its sole discretion, to amend or terminate the ESPP at any time, and a termination may be effective as early as a Purchase Date, including the establishment of an alternative Purchase Date.

14. EFFECTIVE DATE OF SUBSCRIPTION AGREEMENT. With respect to the commencement of payroll deductions, this Subscription Agreement will be effective for the first partial or full payroll period beginning (a) after the Company's receipt of this Subscription Agreement or (b) if later, after the commencement of the initial Purchase Interval under the ESPP. Direct payments submitted in connection with this Subscription Agreement will be applied to the next Purchase Date provided this Subscription Agreement is received by Company at least three (3) business days prior to such Purchase Date.

     Date: ____________     Employee Signature:________________________________




                        --------------------------------------------------------
                        Spouse's signature (if beneficiary is other than spouse)

                                    EXHIBIT 2

                             Essex Corporation 2004 Employee Stock Purchase Plan CHANGE OF STATUS OR DIRECT PAYMENT NOTICE

--------------------------------------
  Participant Name (Please Print)

--------------------------------------
  Social Security Number

================================================================================
         WITHDRAWAL FROM ESPP

---- I hereby withdraw from the current Purchase Interval under the Essex Corporation 2004 Employee Stock Purchase Plan (the "ESPP") and agree that all accumulated payroll deductions and prior direct payments (if any) credited to my account will be refunded to me or applied to the purchase of Common Stock depending on the alternative indicated below. No further payroll deductions will be made for the purchase of shares in the applicable Purchase Interval and I may purchase shares in future Purchase Intervals only by timely delivery to the Company of a new Subscription Agreement.

----     WITHDRAWAL AND PURCHASE OF COMMON STOCK

         Payroll deductions will terminate, but your account balance will be applied to purchase Common Stock on the next Purchase Date. Any remaining balance will be refunded.

----     WITHDRAWAL WITHOUT PURCHASE OF COMMON STOCK

         Entire account balance will be refunded to me and no Common Stock will be purchased on the next Purchase Date provided this notice is submitted to the Company at least ten (10) business days prior to the next Purchase Date.

================================================================================

----     CHANGE IN PAYROLL DEDUCTION

         I hereby elect to change my rate of payroll deduction under the ESPP as follows (select one):

     Percentage to be Deducted
     (circle one)             1%   2%   3%   4%   5%   6%   7%   8%   9%   10%


     Dollar Amount to be Deducted
     (whole dollars only)          $
                                    -----------

     Payroll deductions may not exceed 10% of Compensation nor the limitation under Section 423(b)(8) of the Code and the regulations thereunder. An increase or a decrease in payroll deduction will be effective for the first full payroll period commencing no fewer than ten (10) business days following the Company's receipt of this notice, unless this change is processed more quickly.

================================================================================

----     SUBMISSION OF DIRECT PAYMENT


     I hereby submit the following amount as a direct payment to my account to be used to purchase shares of the Company's Common Stock in accordance with the terms of the ESPP:

     $------------

     The total of payroll deductions authorized by me and the direct payment submitted herewith (and prior direct payments, if any) may not exceed 10% of Compensation nor the limitation under Section 423(b)(8) of the Code and the regulations thereunder. Any direct payments in excess of 10% of Compensation or the limitation under Section 423(b)(8) of the Code shall be returned to me.

     Direct payments submitted in connection with this notice will be applied to the next Purchase Date provided this notice is received by Company at least three (3) business days prior to such Purchase Date.

================================================================================

_______  CHANGE OF BENEFICIARY     _______ I am single     _______ I am married


         This change of beneficiary shall terminate my previous beneficiary designation under the ESPP. In the event of my death, I hereby designate the following person or trust as my beneficiary to receive all payments and shares due to me under the ESPP:

     Beneficiary (please print) _______________________________________________
     Relationship to Beneficiary (if any)      (Last)   (First)         (MI)


     Street Address ___________________________________________________________

     City, State/Country, Zip _________________________________________________

================================================================================


     Date: ________     Employee Signature:____________________________________

                   -----------------------------------------------------------
                   spouse's signature (if new beneficiary is other than spouse)


                                        2